Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
AnaptysBio, Inc.:
We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein.

/s/ KPMG LLP
San Diego, California
February 25, 2021